FOR IMMEDIATE RELEASE

Trinity Workplace Learning contact:
-----------------------------------
Mr. Mark Vevera, Vice President - Marketing
Direct dial (972) 309-5558
Business inquiries email: mark.vevera@trinitylearning.com
                          -------------------------------

Breakthrough: Trinity Workplace Learning To Deliver Training and Education on iPod (registered trademark symbol)

New Personal Digital Player Options Will Enhance Workforce Learning Opportunities and Increase Potential Audience


Dallas, Texas (December 15, 2005) - Trinity Workplace Learning, a subsidiary of Trinity Learning Corporation (OTCBB: TTYL), today announced its support for delivery of its training and education content on the Apple iPod (registered trademark symbol) as well as new services for content providers to allow them to rapidly make their audio and video-based content capable of playing on the iPod and other personal digital players.

The new delivery option continues to reinforce Trinity Workplace Learning's leadership position in the global workplace training arena. Trinity Workplace Learning is committed to make its training and education available to every customer on any medium and format they desire.

"This is a natural extension of our product line," stated Mark Vevera, Vice President of Marketing and Product Management for Trinity Workplace Learning. "As a new generation of employees enters the workplace, we adjust to use delivery options that are most convenient to them. We support eight delivery options for our customers today and the capability to deliver our training on the iPod is an exciting new addition. It allows us to make on-demand personal player-based training an option to our more than 2 million end-users and further extends the use reach for our library of digital training and education in the workplace."

The options for subscribers will include the ability to download and access complete training courses and other video and audio-based training modules using the latest video capabilities of the iPod. Additional conversion and support services for third-party content providers moving to iPod will be available through Trinity Workplace Learning's Triptych Creative Group.

 "The recent addition of iPod video capabilities combined with its legendary ease of use and high audio quality make it an ideal player for mobile, rich-media learning content," said David Heimer, Vice President, Products and Technology at Trinity Workplace Learning. "We were impressed with the results of our testing. We believe our customers will quickly adopt this innovative approach to on-demand learning."

The new delivery options and services for the iPod and other personal digital players from Trinity Workplace Learning are planned for delivery in 2006.

Trinity Workplace Learning is not sponsored by, affiliated with, or endorsed by the Apple Corporation. Apple and iPod are registered trademarks of Apple Computer, Inc.
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Trinity Workplace Learning
December 15, 2005
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About Trinity Workplace Learning

Trinity Workplace Learning, a subsidiary of Trinity Learning Corporation (OTCBB:TTYL) is a leading provider of integrated learning solutions for compliance, safety, emergency preparedness, and skill development in the workplace. Since 1986, Trinity Workplace Learning has met the training and education needs of more than 8 million professionals in the industrial, healthcare, automotive, fire & emergency, government, law enforcement and the private security markets. Trinity Workplace Learning's offerings provide clients with a unique combination of training and educational content, learning management and accreditation, anytime/anywhere delivery technologies, and implementation, and outsourcing services to ensure client success. Key offerings include the Fire & Emergency Training Network
(FETN), Law Enforcement Training Network (LETN) and Health & Sciences Television Network (HSTN); Joint Commission Satellite Network (JCSN), PRIMEnet and PRIMEed online services, and a host of other CD-ROM, Web-based and video training programs. For more details on Trinity Workplace Learning, visit www.trinityworkplacelearning.com or for more information on Trinity Learning Corporation visit www.trinitylearning.com.


FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's business. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision
of the Private Securities Litigation Reform Act of 1995.   Such statements
are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB, Form 10-QSB, and Form 8K.

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